Exhibit 99.1

NEWS
RELEASE_______________________________________________

CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND STOCKHOLDERS OVERWHELMINGLY APPROVE
 MERGER WITH INTERNATIONAL PAPER

AUSTIN, TX – December 7, 2011 — Temple-Inland Inc. (NYSE: TIN) announced that at its Special Meeting of Stockholders held today, Temple-Inland stockholders voted to approve the adoption of the merger agreement with International Paper Company (IP), with 86,908,118 shares of Temple-Inland common stock voting in favor of the merger, representing over 98 percent of the shares voted.  All other matters submitted to a vote of the stockholders were also approved.

Completion of the merger is subject to other customary closing conditions, including the receipt of regulatory approval.

About Temple-Inland Inc.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 57 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.